                         FIRST AMENDED AND RESTATED AGREEMENT
                                OF LIMITED PARTNERSHIP



                                          OF



                             GOLF TRUST OF AMERICA, L.P.

                                  TABLE OF CONTENTS



ARTICLE I - DEFINED TERMS...................................................  1

ARTICLE II - PARTNERSHIP CONTINUATION AND IDENTIFICATION....................  9
    2.01  Continuation......................................................  9
    2.02  Name, Office and Registered Agent.................................  9
    2.03  Partners..........................................................  9
    2.04  Term and Dissolution..............................................  9
    2.05  Filing of Certificate and Perfection of Limited Partnership....... 10

ARTICLE III - BUSINESS OF THE PARTNERSHIP................................... 11

ARTICLE IV - CAPITAL CONTRIBUTIONS AND ACCOUNTS............................. 11
    4.01  Capital Contributions............................................. 11
    4.02  Additional Capital Contributions and Issuances of Additional
          Partnership Interests............................................. 11
    4.03  General Partner Loans............................................. 14
    4.04  Capital Accounts.................................................. 14
    4.05  Percentage Interests.............................................. 14
    4.06  No Interest on Contributions...................................... 15
    4.07  Return of Capital Contributions................................... 15
    4.08  No Third Party Beneficiary........................................ 15
    4.09  Stock Incentive Plans............................................. 15

ARTICLE V - PROFITS AND LOSSES; DISTRIBUTIONS............................... 16
    5.01  Allocation of Profit and Loss..................................... 16
    5.02  Distribution of Cash.............................................. 18
    5.03  REIT Distribution Requirements.................................... 19
    5.04  No Right to Distributions in Kind................................. 19
    5.05  Limitations on Return of Capital Contributions.................... 19
    5.06  Distributions Upon Liquidation.................................... 20
    5.07  Substantial Economic Effect....................................... 20

ARTICLE VI- RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER........... 20
    6.01  Management of the Partnership..................................... 20
    6.02  Delegation of Authority........................................... 23
    6.03  Indemnification and Exculpation of Indemnitees.................... 23
    6.04  Liability of the General Partner.................................. 24
    6.05  Expenditures by the Partnership................................... 25
    6.06  Outside Activities................................................ 26
    6.07  Employment or Retention of Affiliates............................. 26
    6.08  General Partner Participation..................................... 26
    6.09  Title to Partnership Assets....................................... 27
    6.10  Miscellaneous..................................................... 27


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    6.11  Maintenance of Indebtedness....................................... 27

ARTICLE VII - CHANGES IN GENERAL PARTNER.................................... 28
    7.01  Transfer of the General Partner's Partnership Interest............ 28
    7.02  Admission of a Substitute or Successor General Partner............ 29
    7.03  Effect of Bankruptcy, Withdrawal, Death or
          Dissolution of a General Partner.................................. 30
    7.04  Removal of a General Partner...................................... 30

ARTICLE VIII - RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS............... 32
    8.01  Management of the Partnership..................................... 32
    8.02  Power of Attorney................................................. 32
    8.03  Limitation on Liability of Limited Partners....................... 32
    8.04  Ownership by Limited Partner of Corporate
          General Partner or Affiliate...................................... 32
    8.05  Redemption Right.................................................. 32
    8.06  Registration...................................................... 35
    8.07  "Piggyback" Registration Rights................................... 37
    8.08  Sale of Initial Golf Course....................................... 42
    8.09  Execution of Pledge Agreement..................................... 42

ARTICLE IX - TRANSFERS OF LIMITED PARTNERSHIP INTERESTS..................... 42
    9.01  Purchase for Investment........................................... 42
    9.02  Restrictions on Transfer of Limited Partnership
          Interests......................................................... 42
    9.03  Admission of Substitute Limited Partner........................... 44
    9.04  Rights of Assignees of Partnership Interests...................... 45
    9.05  Effect of Bankruptcy, Death, Incompetence or
          Termination of a Limited Partner.................................. 46
    9.06  Joint Ownership of Interests...................................... 46

ARTICLE X - BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS...................... 46
    10.01  Books and Records................................................ 46
    10.02  Custody of Partnership Funds; Bank Accounts...................... 47
    10.03  Fiscal and Taxable Year.......................................... 47
    10.04  Annual Tax Information and Report................................ 47
    10.05  Tax Matters Partner; Tax Elections; Special Basis Adjustments.... 47
    10.06  Reports to Limited Partners...................................... 48

ARTICLE XI - AMENDMENT OF AGREEMENT; SALE OF ALL OR SUBSTANTIALLY ALL OF
COMPANY'S ASSETS............................................................ 48
    11.01  Amendment of Agreement........................................... 48
    11.02  Sale of All or Substantially all of the Assets
          of the Partnership; Change in Control............................. 49

ARTICLE XII - GENERAL PROVISIONS............................................ 49
    12.01  Notices.......................................................... 49
    12.02  Survival of Rights............................................... 49


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    12.03  Additional Documents............................................. 49
    12.04  Severability..................................................... 50
    12.05  Entire Agreement................................................. 50
    12.06  Pronouns and Plurals............................................. 50
    12.07  Headings......................................................... 50
    12.08  Counterparts..................................................... 50
    12.09  Governing Law.................................................... 50
    12.10  Guaranty by Company.............................................. 50

                         FIRST AMENDED AND RESTATED AGREEMENT
                                OF LIMITED PARTNERSHIP

                                          OF

                             GOLF TRUST OF AMERICA, L.P.



    THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GOLF TRUST OF AMERICA, L.P. (this "Agreement"), dated as of February 12, 1997, is entered into by and between GTA GP, Inc., a Maryland corporation (in its capacity as General Partner, the "General Partner"), and each of the Limited Partners signatory hereto.

    THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

    A. Golf Trust of America, L.P. (the "Partnership") was formed as a limited partnership under the laws of the State of Delaware by a Certificate of Limited Partnership filed with the Secretary of State of Delaware on November 8, 1996. The Partnership is governed by a Limited Partnership Agreement dated October 31, 1996, as amended on February 4, 1997, maintained at the offices of the Partnership (the "Original Agreement"). The current parties to the Original Agreement are the General Partner, GTA LP, Inc., David J. Dick, W. Bradley Blair, II, and James Hoppenrath as original limited partners (the "Original Limited Partners").

    B. The General Partner and the Original Limited Partners desire to (i) admit additional Limited Partners to the Partnership and (ii) restate the Original Agreement in its entirety.

    NOW, THEREFORE, in consideration of the foregoing, and the covenants and agreements between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Original Agreement to read in its entirety as follows:

                                      ARTICLE I
                                    DEFINED TERMS

    The following defined terms used in this Agreement shall have the meanings specified below:

    "ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.


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    "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 4.02 hereof.

    "ADMINISTRATIVE EXPENSES" means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) all administrative and operating costs and expenses of the General Partner, including any salaries or other payments to directors, officers and/or employees of the General Partner, and any accounting and legal expenses of the General Partner, all of which costs and expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses.

    "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

    "AGREED VALUE" means the fair market value of a Partner's non-cash Capital Contribution as of the date hereof as agreed to by the Partners. For purposes of this Partnership Agreement, the Agreed Value of a Partner's non-cash Capital Contribution shall be equal to the number of Partnership Units received by such Partner in exchange for an Initial Golf Course or an interest therein or in connection with the merger of a partnership of which such person is a partner with and into the Partnership, or for any other non-cash asset so contributed, multiplied by the Public Offering Price or, if the contribution is made after the date hereof, the "Market Price" on the date of the contribution calculated in accordance with the second and third sentences of the definition of "Cash Amount." The names and addresses of the Partners, number of Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions is set forth on EXHIBIT A.

    "AGREEMENT" means this First Amended and Restated Agreement of Limited Partnership of the Partnership.

    "CAPITAL ACCOUNT" has the meaning provided in Section 4.04 hereof.

    "CAPITAL CONTRIBUTION" means the total amount of capital initially contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of the Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of


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such Partner.  The paid-in Capital Contribution shall mean the cash amount or the Agreed Value of other assets actually contributed by each Partner to the capital of the Partnership.

    "CAPITAL TRANSACTION" means the refinancing, sale, exchange, condemnation, recovery of a damage award or insurance proceeds (other than business or rental interruption insurance proceeds not reinvested in the repair or reconstruction of Properties), or other disposition of any Property (or the Partnership's interest therein).

    "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption. The value of the REIT Shares Amount shall be based on the average of the daily market price of REIT Shares for the ten consecutive trading days immediately preceding the date of receipt by the General Partner of a Notice of Redemption. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NYSE, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NYSE, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NYSE and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; PROVIDED THAT if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the Company acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

    "CERTIFICATE" means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.


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

    "CHARTER" means the Charter of the Company filed with the Secretary of State of the State of Maryland, as amended or restated from time to time.

    "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

    "COMMISSION" means the U.S. Securities and Exchange Commission.

    "COMPANY" means Golf Trust of America, Inc., a Maryland corporation.

    "CONTRIBUTION AND LEASEBACK AGREEMENT" means, as to each Limited Partner contributing interests in an Initial Golf Course, that certain Contribution and Leaseback Agreement by and between the Partnership and such Limited Partner.

    "CONVERSION FACTOR" means 1.0, PROVIDED THAT in the event that the Company
(i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; PROVIDED, HOWEVER, that if the Company receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the Company had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

    "DEFAULTING LIMITED PARTNER" has the meaning provided in Section 5.02(b) hereof.

    "EFFECTIVE DATE" means the date of closing of the Initial Offering.

    "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

    "FUNDING LOAN" has the meaning provided in Section 4.03 hereof.

    "GAAP" means generally accepted accounting principles, consistently applied.

    "GENERAL PARTNER" means GTA GP, Inc., a Maryland corporation, a wholly-owned subsidiary of the Company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

    "GENERAL PARTNERSHIP INTEREST" means the Partnership Interest held by the General Partner.

    "GTA GP" means GTA GP, Inc., a Maryland corporation and wholly-owned subsidiary of the Company.

    "GTA LP" means GTA LP, Inc., a Maryland corporation and wholly-owned subsidiary of the Company.

    "INCENTIVE RIGHTS" has the meaning set forth in Section 4.02 hereof.

    "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as the General Partner or an affiliate of the General Partner or a director or officer of the Partnership or the General Partner or an affiliate of the General Partner or the Partnership and (ii) such other Persons as the General Partner may designate in good faith from time to time, in its reasonable discretion., giving consideration to the interest of the Partnership.

    "INDEPENDENT DIRECTOR" shall mean those individuals, who shall comprise a majority of the Board of Directors of the Company, who are not officers or employees of the Company or Affiliates of (i) any lessee of any property of the Company or the Partnership, (ii) any subsidiary of the Company or (iii) any partnership which is an Affiliate of the Company, including the Partnership.

    "INITIAL GOLF COURSES" means those properties listed on EXHIBIT B attached hereto.

    "INITIAL OFFERING" means the initial offer and sale by the Company and the purchase by the Underwriters (as defined in the Prospectus) of the common shares of the Company for sale to the public.

    "LIMITED PARTNER" means any Person named as a Limited Partner on EXHIBIT A attached hereto, and any Person who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

    "LIMITED PARTNERSHIP INTEREST" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

    "LOSS" has the meaning provided in Section 5.01(f) hereof.

    "MINIMUM LIMITED PARTNERSHIP INTEREST" means the lesser of (i) 1% or (ii) if the total Capital Contributions to the Partnership exceed $50 million, 1% divided by the ratio of the total Capital Contributions to the Partnership to $50 million; provided, however, that the Minimum Limited Partnership Interest shall not be less than 0.2% at any time.

    "NEW SECURITIES" has the meaning set forth in Section 4.02(a)(ii) hereof.

    "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as EXHIBIT C hereto.

    "NYSE" means the New York Stock Exchange.

    "ORIGINAL LIMITED PARTNERS" has the meaning set forth in Recital A hereof.

    "PARTNER" means any General Partner or Limited Partner.

    "PARTNER NONRECOURSE DEBT MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

    "PARTNERSHIP INTEREST" means an ownership interest in the Partnership by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

    "PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

    "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of cash pursuant to Section 5.02 hereof, which record date shall be the same as the record date established by the Company for a distribution to its shareholders of some or all of its portion of such distribution.

    "PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. The initial allocation of Partnership Units among the Partners is as set forth on EXHIBIT A, as may be amended from time to time.

    "PERCENTAGE INTEREST" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The initial Percentage Interest of each Partner is as set forth opposite its respective name on EXHIBIT A, as may be amended from time to time.

    "PERSON" means any individual, partnership, corporation, joint venture, trust or other entity.

    "PLEDGE AGREEMENT" means a Pledge Agreement executed by a Limited Partner contributing an Initial Golf Course to the Partnership, substantially in the form of EXHIBIT E attached hereto.

    "PROFIT" has the meaning provided in Section 5.01(f) hereof.

    "PROPERTY" means any golf course property or other investment in which the Partnership holds an ownership interest.

    "PROSPECTUS" means the final prospectus delivered to purchasers of the Company's common stock in the Initial Offering.

    "PUBLIC OFFERING PRICE" shall mean the initial public offering price set forth in the Prospectus.

    "REDEEMING PARTNER" has the meaning provided in Section 8.05(a) hereof.

    "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount, as determined pursuant to Section 8.05(b) hereof.

    "REDEMPTION RIGHT" has the meaning provided in Section 8.05(a) hereof.

    "REDEMPTION SHARES" has the meaning provided in Section 8.06(a) hereof.


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

    "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

    "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

    "REIT EXPENSES" means (i) costs and expenses relating to the formation and continuity of existence of the Company and any Subsidiaries thereof including GTA GP and GTA LP (which Subsidiaries shall, for purposes of this definition, be included within the definition of Company), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any Director, officer, or employee of the Company, (ii) costs and expenses relating to the public offering and registration of securities by the, Company and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offering of securities, (iii) costs and expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, including filings with the Commission, (iv) costs and expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, including the Commission, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Partnership.

    "REIT SHARE" means a share of common stock of the Company.

    "REIT SHARES AMOUNT" shall mean a number of REIT Shares equal to the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor; PROVIDED THAT in the event the Company issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

    "RULE 144" has the meaning set forth in Section 8.06(a) hereof.

    "SEC" means the United States Securities and Exchange Commission.

    "SECURITIES ACT" has the meaning set forth in Section 8.05(b) hereof.

    "SERVICE" means the Internal Revenue Service.

    "STOCK INCENTIVE PLANS" means the Golf Trust of America, Inc. Incentive Plan and the Golf Trust of America, Inc. Directors' Incentive Plan, as either such plan may be amended from time to time, or any stock incentive plan adopted in the future by the Company.


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

    "SPECIFIED REDEMPTION DATE" means 30 days after the receipt by the Company of the Notice of Redemption.

    "SUBSIDIARY" means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

    "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.03 hereof.

    "TRANSACTION" has the meaning set forth in Section 7.01(c) hereof.

    "TRANSFER" has the meaning set forth in Section 9.02(a) hereof.

                                      ARTICLE II
                     PARTNERSHIP CONTINUATION AND IDENTIFICATION

    2.01 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

    2.02 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be Golf Trust of America, L.P. The specified office and place of business of the Partnership shall be 190 King Street, Charleston, South Carolina 29401. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is Paracorp Incorporated, 15 East North Street, Dover, Kent County, Delaware 19901. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

    2.03 PARTNERS.

         (a) As of the date hereof, the General Partner of the Partnership is GTA GP, Inc., a Maryland corporation. Its principal place of business shall be the same as that of the Partnership.

         (b) The Limited Partners shall be those Persons identified as Limited Partners in EXHIBIT A hereto, as amended from time to time. The Limited Partners (other than the Original Limited Partner) hereby are admitted as Limited Partners.

    2.04 TERM AND DISSOLUTION.

         (a) The term of the Partnership shall continue in full force and effect until December 31, 2071 except that the Partnership shall be dissolved upon the happening of any of the following events:


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

              (i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to
         Section 7.03(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

              (ii) The passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership; (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

              (iii) The redemption of all Limited Partnership Interests (other than any of such interests held by GTA LP); or

              (iv) The election by the General Partner that the Partnership should be dissolved.

         (b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.03(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership's assets and apply and distribute the proceeds thereof in accordance with Section 5.06 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution, for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership's debts and obligations), or (ii) distribute the assets to the Partners in kind.

    2.05 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.


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

                                     ARTICLE III
                             BUSINESS OF THE PARTNERSHIP

    The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Company at all times to qualify as a REIT, unless the Company otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of
Section 7704 of the Code.

                                      ARTICLE IV
                          CAPITAL CONTRIBUTIONS AND ACCOUNTS

    4.01 CAPITAL CONTRIBUTIONS. The General Partner and GTA LP shall each contribute to the capital of the Partnership cash in an amount set forth opposite their names on EXHIBIT A, which shall represent the gross proceeds of the Initial Offering. The Limited Partners, other than GTA LP, shall contribute to the capital of the Partnership certain real and personal property interests in one or more of the Initial Golf Courses as set forth opposite their names on EXHIBIT A. The Agreed Values of the Limited Partners' ownership interests in the Initial Golf Courses that are contributed to the Partnership are as set forth opposite their names on EXHIBIT A.

    4.02 ADDITIONAL CAPITAL CONTRIBUTIONS AND ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS. Except as provided in Sections 4.02 or 4.03, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this
Section 4.02.

         (a)  Issuances of Additional Partnership Interests.

              (i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner and GTA LP) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocation of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; PROVIDED, HOWEVER, that no additional Partnership Interests shall be issued to the General Partner or GTA LP unless either:

                   (1) the additional Partnership Interests are issued in connection with an issuance of shares of or other interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner or GTA LP by the Partnership in accordance with this Section 4.02 and (B) except as provided in Section 4.02(a)(ii) hereof, the General Partner or GTA LP shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of or other interests in the Company, or

                   (2) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

              Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner, the Company and the Partnership.

              (ii) Upon Issuance of New Securities. After the Initial Offering, the Company shall not issue any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.05 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively, "New Securities") other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner and GTA LP, as the Company designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (B) the Company, through the General Partner and GTA LP, contributes the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership; provided, however, that the Company is allowed to issue New Securities in connection with an acquisition of a property to be held directly by the Company, but if and only if, such direct acquisition and issuance of New Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the Company is expressly authorized to issue New Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the Company contributes all proceeds from such issuance, through the General Partner and GTA LP, as the Company may so designate to the Partnership. By way of example, in the event the Company issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance, through the General Partner and GTA LP, to the Partnership as required hereunder, the General Partner and GTA LP, as the Company may so designate, shall be issued a number of additional Partnership Units equal to the product of (A) the number of such REIT Shares issued by the Company the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is one hundred percent (100%), and the denominator of which is the Conversion Factor in effect on the date of such contribution.

         (b)  Certain Deemed Contributions of Proceeds of Issuance of Shares.
In connection with any and all issuances of REIT Shares, the Company shall contribute all of the proceeds raised in connection with such issuance to the General Partner and GTA LP, as the Company determines and in turn, the General Partner and GTA LP shall make capital contributions to the Partnership of such proceeds, provided that if the proceeds actually received by and contributed by the Company to the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the General Partner and GTA LP shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to General Partner and GTA LP for such Capital Contribution pursuant to Section 4.02(a) hereof.

         (c) Minimum Limited Partnership Interest. In the event that either a redemption pursuant to Section 8.05 hereof or an additional Capital Contribution by the General Partner or GTA LP would result in the Limited Partners (other than GTA LP), in the aggregate, owning less than the Minimum Limited Partnership Interest, the General Partner and the Limited Partners shall form another partnership and contribute sufficient Limited Partnership Interests together with such other Limited Partners so that the Limited Partners (other than GTA LP) own at least the Minimum Limited Partnership Interest.

    4.03 GENERAL PARTNER LOANS. The General Partner may from time to time advance funds to the Partnership for any proper Partnership purpose as a loan ("Funding Loan"), provided that any such funds must first be obtained by the General Partner from a third party lender, and then all of such funds must be loaned by the General Partner to the Partnership on the same terms and conditions, including principal amount, interest rate, repayment schedule and costs and expenses, as shall be applicable with respect to or incurred in connection with such loan with such third party lender. Except for Funding Loans, the General Partner shall not incur any indebtedness for borrowed funds; provided, however, that any loan proceeds received by the General Partner may be distributed to the Company and, in turn, to the Company's shareholders or other equity holders if such loan and distribution have been approved and determined to be necessary to enable the Company to maintain its status as a REIT under Sections 856-860 of the Code by a majority of the Independent Directors.

    4.04 CAPITAL ACCOUNTS. A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a DE MINIMIS Capital Contribution, (ii) the Partnership distributes to a Partner more than a DE MINIMIS amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-l(b)(2)(ii)(g), the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-l(b)(2)(iv)(f). When the Partnership's property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.01 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner and taking into account Section 7701(g) of the
Code) on the date of the revaluation.

    4.05 PERCENTAGE INTERESTS. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners' Percentage Interests are adjusted pursuant to this Section 4.05, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day of the adjustment and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

    4.06 NO INTEREST ON CONTRIBUTIONS. No Partner shall be entitled to interest on its Capital Contribution.

    4.07 RETURN OF CAPITAL CONTRIBUTIONS. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner's Capital Contribution for so long as the Partnership continues in existence.

    4.08 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act.

    4.09 STOCK INCENTIVE PLANS.

         (a) If grants of REIT Shares are made in connection with a Stock Incentive Plan:

              (i) The Company, through the General Partner and GTA LP, shall contribute, as soon as practicable after such grant, to the Partnership (to be thereafter taken into account for the purposes of calculating any cash distributable to the Partners), an amount equal to the price, if any, paid to the Company by the party receiving such REIT Shares;

              (ii) The Partnership shall issue to the General Partner and GTA LP an aggregate number of additional Partnership Units equal to the product of
(1) the number of such REIT Shares issued by the Company, MULTIPLIED BY (2) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

              (iii) The General Partner's and GTA LP's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in Section 4.02.

         (b) If stock options or warrants granted in connection with a Stock Incentive Plan are exercised:

              (i) The Company, through the General Partner and GTA LP, shall contribute, as soon as practicable after such exercise, to the Partnership (to be thereafter taken into account for purposes of calculating any cash distributable to the Partners), an amount equal to the exercise price, if any, paid to the Company by the exercising party in connection with the exercise of the option or warrant;

              (ii) The Partnership shall issue to the General Partner and GTA LP an aggregate number of additional Partnership Units equal to the product of
(1) the number of REIT Shares issued by the Company in satisfaction of such exercised option or warrant, MULTIPLIED BY (2) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

              (iii) The General Partner's and GTA LP's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in Section 4.02.

         (c) If the Company grants any director, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously, the Partnership shall grant the General Partner and GTA LP corresponding and economically equivalent rights with respect to their Partnership Units. Consequently, upon the cash payment by the Company to its directors, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the General Partner and GTA LP.

                                      ARTICLE V
                          PROFITS AND LOSSES; DISTRIBUTIONS

    5.01 ALLOCATION OF PROFIT AND LOSS.

         (a) GENERAL. Except as otherwise provided in this Section 5.01, Profit and Loss of the Partnership for each fiscal year of the Partnership shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (b) MINIMUM GAIN CHARGEBACK. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a "nonrecourse deduction" within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners' respective Percentage Interests, (ii) any expense of the Partnership that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations
Section 1.704-2(f)(1) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Partnership taxable year, items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner's "interest in partnership profits" for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner's Percentage Interest.

         (c) QUALIFIED INCOME OFFSET. If a Limited Partner receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-l(b)(2)(ii)(d) that causes or increases a negative balance in such Partner's Capital Account that exceeds the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such negative Capital Account balance as quickly as possible as provided in Regulations Section 1.704-l(b)(2)(ii)(d). After the occurrence of an allocation of income or gain to a Limited Partner in accordance with this Section 5.01(c), to the extent permitted by Regulations Section 1.704-l(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.01(c).

         (d) CAPITAL ACCOUNT DEFICITS. Loss shall not be allocated to a Limited Partner to the extent that such allocation would cause a deficit in such Partner's Capital Account (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) to exceed the sum of such Partner's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain. Any Loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of Loss to the General Partner in accordance with this Section 5.01(d), to the extent permitted by Regulations Section 1.704-l(b), Profit shall be allocated to such Partner in an amount necessary to offset the Loss previously allocated to such Partner under this Section 5.01(d).

         (e) ALLOCATIONS BETWEEN TRANSFEROR AND TRANSFEREE. If a Partner transfers any part or all of its Partnership Interest, and the transferee is admitted as a substitute Partner as provided herein, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the substitute Partner either (i) as if the Partnership's fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the substitute Partner.

         (f) DEFINITION OF PROFIT AND LOSS. "Profit" and "Loss" and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-l(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Section 5.01(b), 5.01(c), or 5.01(d). All allocations of income, Profit, gain, Loss, and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.01, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-l(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code and such election shall be binding on all Partners.

    5.02 DISTRIBUTION OF CASH.

         (a) The General Partner shall distribute cash on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date; PROVIDED, HOWEVER, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to
(ii) the number of days between such Partnership Record Date and the immediately preceding Partnership Record Date.

         (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to a Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner or assignee equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner or assignee, or (ii) if the actual amount to be distributed to the Partner or assignee is less than the amount required to be withheld by the Partnership, the amount required to be withheld shall be treated as a loan (a "Partnership Loan") from the Partnership to the Partner on the day the Partnership pays over such amount to the applicable taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner or assignee (either, a "Defaulting Limited Partner") fails to pay any amount owed to the Partnership with respect to a Partnership Loan within 15 days after demand for payment thereof is made by the Partnership on the Defaulting Limited Partner, the General Partner, in its sole discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a "General Partner Loan") to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

              Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.02(b) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in THE WALL STREET JOURNAL, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

         (c) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

    5.03 REIT DISTRIBUTION REQUIREMENTS. The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid any federal income or excise tax liability imposed by the Code.

    5.04 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

    5.05 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article V, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all liabilities of the Partnership, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

    5.06 DISTRIBUTIONS UPON LIQUIDATION.

         (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 5.06 should be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

         (b) If the General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections 5.01 and 5.02 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 5.06(a). Such contribution by the General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

    5.07 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Profit and Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article V and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                      ARTICLE VI
                               RIGHTS, OBLIGATIONS AND
                            POWERS OF THE GENERAL PARTNER

    6.01 MANAGEMENT OF THE PARTNERSHIP.

         (a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

              (i) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

              (ii) subject to the terms of any applicable lease, to construct buildings and make other improvements on the properties owned or leased by the Partnership;

              (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

              (iv) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Company, the General Partner, GTA LP or the Partnership, to third parties or to the General Partner as set forth in this Agreement;

              (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

              (vi) to prosecute, defend, arbitrate, or compromise any and all claims or Liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; PROVIDED, HOWEVER, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

              (vii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

              (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority;

              (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

              (x) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

              (xi) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

              (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

              (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

              (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

              (xv) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

              (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

              (xvii) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose; and

              (xviii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Company at all times to qualify as a REIT unless the Company voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

         (c) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

    6.02 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

    6.03 INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

         (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.03(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.03(a). Any indemnification pursuant to this Section 6.03 shall be made only out of the assets of the Partnership.

         (b) The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.03 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

         (c) The indemnification provided by this Section 6.03 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

         (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 6.03, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.03; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.03 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 6.03 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

    6.04 LIABILITY OF THE GENERAL PARTNER.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. Additionally, the General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity, provided the General Partner, acting in good faith, abides by the terms of this Agreement.

         (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Company and the Company's shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the shareholders of the Company on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the shareholders of the Company or the Limited Partners; provided the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

         (c) Subject to its obligations and duties as General Partner set forth in Section 6.01 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

         (d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Company to continue to qualify as a REIT or (ii) to prevent the Company from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         (e) Any amendment, modification or repeal of this Section 6.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.04 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

    6.05 EXPENDITURES BY THE PARTNERSHIP. The General Partner is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. All of the aforesaid expenditures (including Administrative Expenses) shall be obligations of the Partnership, and the General Partner shall be entitled to reimbursement by the Partnership for any expenditure (including Administrative Expenses) incurred by it on behalf of the Partnership which shall be made other than out of the funds of the Partnership. The Partnership shall also assume, and pay when due, all Administrative Expenses.

    6.06 OUTSIDE ACTIVITIES. Subject to Section 6.08 hereof, the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

    6.07 EMPLOYMENT OR RETENTION OF AFFILIATES.

         (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

         (b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

         (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

         (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

    6.08 GENERAL PARTNER PARTICIPATION. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development and/or ownership of property, shall be conducted through the Partnership or one or more subsidiary partnerships; provided, however, that the Company is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of New Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. The General Partner also agrees that all loans from the General Partner to the Partnership shall constitute Funding Loans, subject to the exception set forth in Section 4.03 hereof.

    6.09 TITLE TO PARTNERSHIP ASSETS. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

    6.10 MISCELLANEOUS. In the event the Company redeems any REIT Shares, then the General Partner shall cause the Partnership to purchase from the General Partner and GTA LP a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such REIT Shares. Moreover, if the Company makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner and GTA LP to acquire an equal number of Partnership Units held by the General Partner and GTA LP. In the event any REIT Shares are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner's and GTA's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

    6.11 MAINTENANCE OF INDEBTEDNESS. For a period of ten years following the date hereof, the Partnership shall maintain indebtedness (the "Required Indebtedness") in an amount equal to the lesser of approximately: (A) $4,300,000 or (B) the aggregate negative capital account balances of the contributor of Northgate Country Club (the "Northgate Partner") at the time of the contribution of such Golf Course (the "Initial Negative Capital Account"); and the Northgate Partner shall be permitted to guaranty such indebtedness. The Required Indebtedness shall be reduced to the extent that the Northgate Partner (or its partners, if the Northgate Partner distributes its Partnership Units to its partners) redeem in whole or in part, their Partnership Units in exchange for REIT Shares, redeem their Partnership Units in full for cash or otherwise dispose of their Partnership Units or dies (the Partnership Units that are so redeemed, disposed of, or held by transferees of deceased holders are referred to as "Stepped-Up Basis Units"). In such a case, the Required Indebtedness shall be reduced by an amount equal to the original Required Indebtedness prior to any reduction multiplied by a fraction equal to (i) the Initial Negative Capital Account, minus the aggregate negative capital account balances associated with the Stepped-Up Basis Units redeemed or transferred immediately prior to the reduction of the Required Indebtedness, divided by (ii) the Initial Negative Capital Account. If the Partnership fails to maintain such level of debt, then the Partnership shall pay to the Northgate Partner (or its partners, if the Northgate Partner distributes its Partnership Units to its partners) the amount of federal and state income taxes (together with interest and penalties) of that Partner, which are associated with the reduction in debt. To the extent at the end of the ten (10) year period the Partnership has debt not otherwise guaranteed, the Partnership, to the extent permitted by the lender, will permit the Northgate Partner (or its partners, if the Northgate Partner distributes its Partnership Units to its partners) to guarantee such debt (or to enter into reimbursement agreements with the Partnership or any Affiliate of the Partnership to whom such debt is recourse, if any); provided, however, that nothing contained herein shall prevent the Partnership or any such affiliate from incurring, retiring, repaying, or prepaying such debt at any time after such ten year period.

                                     ARTICLE VII
                              CHANGES IN GENERAL PARTNER

    7.01 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST.

         (a) The General Partner may not transfer any of its General Partnership Interest or withdraw as General Partner except as provided in
Section 7.01(c) or in connection with a transaction described in Section
7.01(d).

         (b) The General Partner agrees that it and GTA LP will at all times own in the aggregate at least a 20% Percentage Interest.

         (c)  Except as otherwise provided in Section 6.07(c) or Section
7.01(d) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of REIT Shares) (a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, PROVIDED THAT if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; and (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

         (d) Notwithstanding Section 7.01(c), the Company may merge into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving Entity"), other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving Entity in good faith and (ii) the Surviving Entity expressly agrees to assume, or acknowledge and ratify, all obligations of the General Partner hereunder. Upon such contribution and assumption, the Surviving Entity shall have the right and duty to amend this Agreement as set forth in this Section 7.01(d). The Surviving Entity shall in good faith arrive at a new method for the calculation of the Cash Amount and Conversion Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares and/or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been redeemed immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The above provisions of this Section 7.01(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

    7.02 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

         (a)  a majority in interest of the Limited Partners (other than GTA
LP) shall have consented in writing to the admission of the substitute or successor General Partner;

         (b) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.05 hereof in connection with such admission shall have been performed;

         (c)  if the Person to be admitted as a substitute or additional
General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

         (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

    7.03 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the withdrawal, death or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.03(b) hereof.

         (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.04 hereof by selecting, subject to Section 7.02 hereof and any other provisions of this Agreement, a substitute General Partner by unanimous consent of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

    7.04 REMOVAL OF A GENERAL PARTNER.

         (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; PROVIDED, HOWEVER, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.

         (b)  If a General Partner has been removed pursuant to this Section
7.04 and the Partnership is continued pursuant to Section 7.03 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners (excluding GTA LP) in accordance with Section 7.03(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.02 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership Interest of such removed General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners (excluding GTA LP) within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners (excluding GTA LP) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals; PROVIDED, HOWEVER, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partnership Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partnership Interest shall be the average of the two appraisals closest in value.

         (c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.04(b), shall be converted to that of a special Limited Partner; PROVIDED, HOWEVER, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.04(b).

         (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                     ARTICLE VIII
                    RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

    8.01 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

    8.02 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his Partnership Interest.

    8.03 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution, if any, as and when due hereunder. After his Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

    8.04 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR
AFFILIATE.   No Limited Partner shall at any time, either directly or
indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

    8.05 REDEMPTION RIGHT.

         (a) Subject to Sections 8.05(b)-(h), on or after the date which is one (1) year after the Effective Date, each Limited Partner (other than GTA LP) shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount; provided that if any REIT Shares are to be issued they shall have been registered pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act") . The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the


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

Redemption Right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Company and/or the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.05(b); and provided, further, that no Limited Partner may deliver to the General Partner more than four (4) Notices of Redemption during each calendar year. In addition to the restrictions on redemption set forth in Section 8.05(h), a Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. Notwithstanding the foregoing provisions of this Section 8.05(a), the Company and the General Partner agree to use their best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

         (b) Notwithstanding the provisions of Section 8.05(a), a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner and the Company, and either of the General Partner or the Company (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount, or, provided that the REIT Shares have been registered pursuant to a registration statement declared effective under the Securities Act the REIT Shares Amount, as elected by the General Partner or the Company (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or the Company shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner and/or the Company shall elect to exercise its right to purchase Partnership Units under this Section 8.05(b) with respect to a Notice of Redemption, they shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner and/or the Company (in its sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.05(b), neither the General Partner nor the Company shall have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner or the Company shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.05(b), the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner or the Company, as the case may be, shall treat the transaction between the General Partner or the Company, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner or the Company, as the case may be. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

         (c) Notwithstanding the provisions of Section 8.05(a) and 8.05(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner or the Company pursuant to Section 8.05(b) (regardless of whether or not the General Partner or the Company would in fact exercise its rights under Section 8.05(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limitation or the Look-Through Ownership Limitation, if applicable, (as defined in the Charter) and calculated in accordance therewith, except as provided in the Charter, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code,
(iv) cause the Company to own, directly or constructively, 10% or more of the ownership interests in a tenant of the Company's, the General Partner's, the Partnership's, or a subsidiary partnership's, real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of REIT Shares by such Partner to be "integrated" with any other distribution of REIT Shares for purposes of complying with the registration provisions of the Securities Act.

         (d) Any Cash Amount to be paid to a Redeeming Partner pursuant to this Section 8.05 shall be paid within 30 days after the initial date of receipt by the Company of the Notice of Redemption relating to the Partnership Units to be redeemed. Notwithstanding the foregoing, the Company and the General Partner agree to use their best efforts to cause the closing of the acquisition of redeemed Partnership Units hereunder to occur as quickly as reasonably possible.

         (e) In the event that the General Partner permits the pledge of a Limited Partner's Partnership Units to a lender, the General Partner may agree, in its sole discretion, to allow such lender, upon foreclosure of such Partnership Units, to redeem such Partnership Units prior to the expiration of the one-year period described in Section 8.05(a); provided, that any such redemption shall be effected by the Partnership in the form of the Cash Amount.

         (f) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights as and if deemed necessary to ensure that the Partnership does not constitute a "publicly traded partnership" under Section 7704 of the Code.

         (g) Without limiting the obligations of the Company and the Partner to deliver registered shares as provided in Section 8.05(b), each certificate, if any, evidencing REIT Shares that may be issued in redemption of Partnership Units under Section 8.05 above (the "Redemption Shares") shall, to the extent such shares have not been registered pursuant to a registration statement declared effective under the Securities Act, bear a restrictive legend in substantially the following form:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law. No transfer of the Shares represented by this certificate shall be valid or effective unless (A) such transfer is made pursuant to an effective registration statement under the Act, or (B) the holder of the securities proposed to be transferred shall have delivered to the Company either a no-action letter from the Securities and Exchange Commission or an opinion of counsel (who may be an employee of such holder) experienced in securities matters to the effect that such proposed transfer is exempt from the registration requirements of the Act which opinion shall be reasonably satisfactory to the Company."

         (h) In addition to the foregoing limitations, each Limited Partner shall be limited in the number of Partnership Units that can be redeemed as follows:

              (i) After one (1) year, up to a maximum of 50% of a Limited Partner's initial Partnership Units; and

              (ii) After two (2) years, up to a maximum of 100% of a Limited Partner's initial Partnership Units.

    8.06 REGISTRATION.

         (a) SHELF REGISTRATION. Prior to or on the first date upon which the Partnership Units owned by any Limited Partner may be redeemed, at the request of a Limited Partner, the Company agrees to file with the Commission, a shelf registration statement on Form S-3 under Rule 415 of the Securities Act, or any similar rule that may be adopted by the Commission (the "Shelf Registration"), with respect to all of the REIT Shares issued or issuable to the Limited Partners pursuant to Section 8.05(b) hereof (the "Redemption Shares"). The Company will use its best efforts to have the Shelf Registration declared effective under the Securities Act and to keep the Shelf Registration continuously effective until a date agreed upon by the Company and a majority of the Limited Partners or until such time as all of the shares registered pursuant to such Shelf Registration (i) have been disposed of pursuant to such Shelf Registration, (ii) have otherwise been distributed pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"), or (iii) may be sold in the market without restriction under Rule 144. The Company further agrees to supplement or make amendments to the Shelf Registration, if required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for the Shelf Registration. No provision of this Agreement shall require the Company to file a registration statement on any form other than Form S-3. The Company, in the exercise of its reasonable judgment, shall have the right to delay the filing of the Shelf Registration for up to 120 days.

         (b) REGISTRATION AND QUALIFICATION PROCEDURES. The Company, upon the written request of a Limited Partner, is required by the provisions of Section 8.06(a) hereof to use its best efforts to have the Shelf Registration declared effective under the Securities Act. Accordingly, the Company will:

              (i) prepare and file with the Commission a registration statement, including amendments thereof and supplements relating thereto, with respect to the Redemption Shares;

              (ii) use its best efforts to cause the Shelf Registration to be declared effective by the Commission;

              (iii) keep the Shelf Registration effective and the related prospectus current as described in Section 8.05(a) hereof; provided, however, that the Company shall have no obligation to file any amendment or supplement at its own expense or the Partnership's expense more than 90 days after the effective date of the Shelf Registration;

              (iv) furnish to each holder of Redemption Shares such numbers of copies of prospectuses, and supplements or amendments thereto, and such other documents as such holder reasonably requests;

              (v) register or qualify the securities covered by the registration statement under the securities or blue sky laws of such jurisdictions within the United States as any holder of Redemption Shares shall reasonably request, and do such other reasonable acts and things as may be required of it to enable such holders to consummate the sale or other disposition in such jurisdictions of the Redemption Shares; provided, however, that the Company shall not be required to
         (i) qualify as a foreign corporation or consent to a general and unlimited service or process in any jurisdictions in which it would not otherwise be required to be qualified or so consent or (ii) qualify as a dealer in securities; and

              (vi) keep the holders of Redemption Shares advised as to the initiation and progress of the registration.

         (c) ALLOCATION OF EXPENSES. The Partnership shall pay all expenses in connection with the Shelf Registration, including without limitation (i) all expenses incident to filing with the National Association of Securities Dealers, Inc., (ii) registration fees, (iii) printing expenses, (iv) accounting and legal fees and expenses, except to the extent holders of Redemption Shares elect to engage accountants or attorneys in addition to the accountants and attorneys engaged by the Partnership or the Company, (v) accounting expenses incident to or required by any such registration or qualification and (vi) expenses of complying with the securities or blue sky laws of any jurisdictions in connection with such registration or qualification; provided, however, the Partnership shall not be liable for (A) any discounts or commissions to any broker attributable to the sale of Redemption Shares, or (B) any fees or expenses incurred by holders of Redemption Shares in connection with such registration which, according to the written instructions of any regulatory authority, the Partnership is not permitted to pay.

         (d) SALE OF REDEMPTION SHARES. The Company may require in its sole discretion that the Redemption Shares be sold in block trades through underwriters or broker-dealers or that the sale of the Redemption Shares be underwritten by investment banking firms selected by the Company.

         (e) LISTING ON SECURITIES EXCHANGE. If the Company shall list or maintain the listing of any REIT Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

    8.07 "PIGGYBACK" REGISTRATION RIGHTS.

         (a) NOTICE OF REGISTRATION. It, at any time commencing upon the date upon which all or any portion of the Partnership Units shall have been redeemed for the Redemption Shares (but not if such Partnership Units shall have been redeemed for cash in accordance with the provisions hereof), the Company files a registration statement under the Securities Act with respect to a firm commitment underwritten public offering of any securities of the Company, the Company shall give thirty (30) days prior written notice thereof to each Limited Partner and shall, upon the written request of any or all of the Limited Partners, include in the underwritten public offering the number of Redemption Shares that each such Limited Partner may request (except as set forth in Section 8.07(b) below). The Company will keep such registration statement effective and current under the Securities Act permitting the sale of Redemption Shares covered thereby for the same period that the registration statement is maintained effective for the other persons (including the Company) selling thereunder. In any underwritten offering, however, the Redemption Shares to be included will be sold at the same time and at the same price as the Company's securities. In the event that the Company fails to receive a written request from a Limited Partner within thirty (30) days of its written notice, then the Company shall have no obligation to include any of the Redemption Shares in the offering. In connection with any registration statement or subsequent amendment or similar document filed pursuant to this Section 8.07, the Company shall take all reasonable steps to make the securities covered thereby eligible for public offering and sale under the securities or blue sky laws of the applicable jurisdictions by the effective date of such registration statement; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process in any jurisdiction where it is not so subject at such time. The Company shall keep such filing current for the length of time it must keep any registration statement, post-effective amendment, prospectus or offering circular effective pursuant hereto.

         (b) UNDERWRITING. In the event of an offering by the Company in which one or more Limited Partners wishes to include Redemption Shares under this Section 8.07, and it is determined in good faith by the managing underwriter of such offering, giving effect to the number of REIT Shares to be offered by the Company, that the total number of

Redemption Shares that would consequently be offered is in excess of the number of Redemption Shares that can be sold at the proposed price, then the number of Redemption Shares of the Limited Partners to be offered will be reduced ratably, based upon the number of Redemption Shares each Limited Partner has requested to include in such registration; provided, however, that notwithstanding anything in this Section 8.07(b) to the contrary, the Limited Partners shall have the right to contribute, on a pro-rata basis as described above, an aggregate of Redemption Shares equalling at least fifteen percent (15%) of the total value of such offering.

         (c) OBLIGATION OF LIMITED PARTNERS UPON REGISTRATION. To include Redemption Shares in any registration, each Limited Partner shall:

              (i) Cooperate with the Company in preparing each such registration and execute all such agreements as any underwriter may deem reasonably necessary in favor of such underwriter;

              (ii) Promptly supply the Company with all information, documents, representations and agreements as such underwriter may deem reasonably necessary in connection with such registration; and

              (iii) Agree in writing not to sell or transfer any share of the Redemption Shares not included in such underwritten offering for a period of seven (7) days prior to and thirty (30) days after the effective date of such registration without the underwriters' consent, but no Limited Partner shall be required to make such agreement unless the other Limited Partners included in any offering covered by such registration shall similarly agree.

         (d)  COMPANY'S OBLIGATIONS UPON REGISTRATION.     If and whenever the
Company is obligated by the provisions of this Section 8.07 to effect the registration of any offering of REIT Shares under the Securities Act, as expeditiously as possible the Company will, or will use its best efforts to, as the case may be:

              (i) Prepare and file with the SEC a registration statement with respect to such REIT Shares and, use its best efforts to cause such registration statement to become effective;

              (ii) Furnish to each Limited Partner so many copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Limited Partner may reasonably request; and

              (iii) Register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as such Limited Partner shall reasonably request, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Limited Partners to consummate the disposition in such jurisdictions of such securities.

         (e) EXPENSES. In connection with any filing or other registration hereunder the Partnership shall bear all the expenses and professional fees which arise in connection with such filings or registration (except for the Limited Partner's pro rata share of any underwriters' discount) and all expenses incurred in making such filings and keeping them effective and correct as provided hereunder and shall also provide each Limited Partner with a reasonable number of printed copies of the prospectus, offering circulars and/or supplemental prospectuses or amended prospectuses in final and preliminary form; provided, however, each Limited Partner will pay its own direct out-of-pocket costs incurred with the registration of REIT Shares, including but not limited to Limited Partner's attorney and accountants fees, travel expenses and any consulting fees.

         (f) INDEMNIFICATION BY THE COMPANY. The Company will indemnify each Limited Partner, each of its officers and directors, and each person controlling the Limited Partner, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8.07, against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on (i) any untrue statement, (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (ii) any violation by the Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Limited Partner, each of its officers and directors, and each person controlling the Limited Partner, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that (x) the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by an instrument duly executed by the Limited Partner and stated to be specifically for use therein or furnished by the Limited Partner to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein, and (y) such indemnity agreement shall not inure to the benefit of the Limited Partner, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedies in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the amended prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or in any subsequent amended prospectus filed with the Commission prior to the written confirmation of the sale of the Registrable Securities at issue (collectively, the "Final Prospectus"), if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (g) INDEMNIFICATION BY THE LIMITED PARTNERS. The Limited Partners will, if Redemption Shares held by or issuable to such Limited Partners are included in the REIT Shares to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the REIT Shares covered by such registration statement, and each person who controls the Company within the meaning of the Securities Act against all claims, losses, damages, costs, expenses and liabilities whatsoever (or actions in respect thereof) arising out of or based on any untrue Statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other similar document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, costs, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Limited Partners and stated to be specifically for use therein or furnished by any Limited Partner to the Company in response to a request by the Company stating specifically that such information will be used by the Company therein, provided, however, that the foregoing indemnity agreement is subject to the condition that, such indemnity agreement shall not inure to the benefit of the Company or any underwriter insofar as it relates to any such untrue statements (or alleged untrue statements) or omission (or alleged omission) made in the preliminary prospectus or prospectus but eliminated or remedied in the Final Prospectus, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

         (h) INDEMNIFICATION PROCEDURES. Each party entitled to indemnification under this Section 8.07 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Agreement only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that attributes any liability to the Indemnified Party, unless the settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for each Indemnified Party or controlling person (and all other Indemnified Parties and controlling persons which may be represented without conflict by one counsel), which firm shall be designated in writing by the Indemnified Party (or Indemnified Parties, if more than one Indemnified Party is to be represented by such counsel) to the Indemnifying Party. The Indemnifying Party shall not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

         If the indemnification provided for in this Section 8.07 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, labilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, labilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.07 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation).

    8.08 SALE OF INITIAL GOLF COURSE. Notwithstanding anything herein to the contrary, if the Partnership elects to sell an Initial Golf Course and provided the lessee thereunder is not in default beyond any applicable notice and cure periods provided in the applicable lease, then to the extent a Limited Partner would recognize gain under Section 704(c) of the Code as a result thereof, then the Partnership shall use reasonable efforts to structure the sale as a like-kind exchange under Section 1031 of the Code.

    8.09 EXECUTION OF PLEDGE AGREEMENT. Each Limited Partner contributing an Initial Golf Course in exchange for its Partnership Interest shall execute and deliver to the Partnership the Pledge Agreement whereby the Limited Partner pledges to the Partnership Units having a value equal on the date of the Pledge Agreement to fifteen percent (15%) of the initial value of the Initial Golf Course contributed by such Limited Partner to secure the indemnification obligations of such Limited Partner contained in Section 8.2 of the Contribution and Leaseback Agreement to which such Limited Partner is a party. The pledge with respect to such indemnification obligations shall be for a period of one
(1) year, and the General Partner acknowledges that the pledged Partnership Units shall also serve as collateral for the lease obligations of the applicable lessee under the leases for the Initial Golf Course as provided more particularly in the Pledge Agreement.

                                      ARTICLE IX
                      TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

    9.01 PURCHASE FOR INVESTMENT.

         (a) Each Limited Partner hereby represents and warrants to the Company, the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

         (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.01(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

    9.02 RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

         (a) Except as otherwise provided in Section 9.02(d) hereof and except for the pledge rights contained in Section 9.02(f) hereof, no Limited Partner (other than the General Partner) may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner.
The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

         (b) No Limited Partner may effect a Transfer of his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

         (c) No transfer by a Limited Partner of his Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

         (d) Section 9.02(a) shall not apply to the following transactions, except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

              (i) any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.05 hereof;

              (ii) any Transfer by a Limited Partner that is a corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner; or

              (iii) any donative Transfer by an individual Limited Partner to his immediate family members or any trust in which the individual or his immediate family members own, collectively, 100% of the beneficial interests. For purposes of this Section 9.02(d)(iii), the term "immediate family member" shall be deemed to include only an individual Limited Partner's spouse, children and grandchildren.

         (e)  Any Transfer in contravention of any of the provisions of this
Article IX shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

         (f) Notwithstanding Section 9.01(a), during the period in which all or a portion of a Limited Partner's Partnership Units are restricted from transfer pursuant to Article 9 hereof, the Limited Partner may pledge Partnership Units initially having a value equal to 85% of the value of the golf course or golf courses contributed by each Limited Partner as collateral in any borrowing from an institutional lender, provided complete copies of the commitment letter and all loan documentation is delivered to the General Partner and the Company. After satisfactory review of the documentation, the General Partner and the Company will agree to issue a letter to such lender agreeing to allow the redemption of such Limited Partner's Partnership Units for cash (or, at the Company's election, for REIT Shares in accordance with Section 8.05) upon a default by the applicable Limited Partner under such loan if (i) the lender and the applicable Limited Partner each request that such letter be issued; (ii) such loan transaction is deemed by the General Partner and the Company to be arm's-length and not designed to circumvent the Agreement or restrictions contained herein; (iii) the applicable Limited Partner acknowledges that any such redemption could potentially cause a taxable event to such Limited Partner; and (iv) such redemption cannot occur within the first year after the closing of the Initial Offering. In no event will the Company or the Partnership guarantee or be liable to the lender or others for any such permissible loans wherein the Limited Partner's Partnership Units are used as collateral.

         (g) No transfer of any Partnership Units may be made to a lender to the Partnership or to any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a non-recourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; PROVIDED, HOWEVER, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which liabilities to such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

    9.03 ADMISSION OF SUBSTITUTE LIMITED PARTNER.

         (a) Subject to the other provisions of this Article IX, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

              (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised EXHIBIT A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

              (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

              (iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.01(a) hereof and the agreement set forth in Section 9.01(b) hereof.

              (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

              (v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.02 hereof.

              (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

              (vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of General Partner's sole and absolute discretion.

              (viii) In the case of an assignee of the Limited Partnership Interest of the General Partner except in the case of a transaction described in Section 7.01(c) or (d) (in which case no consent is necessary), the assignee has obtained the prior written consent of a majority-in-interest of the Limited Partners (other than the General Partner) to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of such Limited Partners' sole and absolute discretion.

         (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.03(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

         (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article IX to the admission of such Person as a Limited Partner of the Partnership.

    9.04 RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

         (a) Subject to the provisions of Sections 9.01 and 9.02 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

         (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article IX to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

    9.05 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

    9.06 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                      ARTICLE X
                      BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

    10.01 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

    10.02     CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

         (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

         (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.02(b).

    10.03 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

    10.04 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

    10.05     TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

         (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

         (b) All elections required or permitted to be made by the Partnership under the Code or under any applicable state law shall be made by the General Partner in its sole discretion.

         (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article V of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

    10.06     REPORTS TO LIMITED PARTNERS.

         (a) As soon as practicable after the close of each fiscal quarter, but in no event later than 45 days (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Partnership, or of the Company if such statements are prepared solely on a consolidated basis with the Company for such fiscal year, prepared in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

         (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

                                      ARTICLE XI
                               AMENDMENT OF AGREEMENT;
                 SALE OF ALL OR SUBSTANTIALLY ALL OF COMPANY'S ASSETS

    11.01 AMENDMENT OF AGREEMENT. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of Limited Partners (other than GTA LP) holding at least two-thirds (2/3rds) of the Percentage Interests of the Limited Partners (other than GTA LP):

         (a) any amendment affecting the operation of the Conversion Factor or Redemption Right (except as provided in Section 8.05(d) hereof) in a manner adverse to the Limited Partners;

         (b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder other than with respect to the issuance of additional Partnership Units pursuant to
Section 4.02 of this Agreement;

         (c) any amendment that would alter the Partnership's allocations of Profit and Loss to the Limited Partners in a manner adverse to Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.02 of this Agreement;

         (d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership;

         (e) any amendment to Section 8.07 above in a manner adverse to any Limited Partner; and

         (f)  any amendment to this Article XI.

    11.02     SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE
PARTNERSHIP; CHANGE IN CONTROL. The General Partner, without the consent of the Limited Partners (including GTA LP) holding 66.67% of the Percentage Interests of the Limited Partners (including GTA LP), may not sell, transfer, or convey all or substantially all of the assets of the Partnership, including, without limitation, a sale, assignment or transfer to another public or private company, or approve a merger or consolidation of the Partnership.

                                     ARTICLE XII
                                  GENERAL PROVISIONS

    12.01 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in EXHIBIT A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

    12.02 SURVIVAL OF RIGHTS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

    12.03 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

    12.04 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

    12.05 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

    12.06 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

    12.07 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

    12.08 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

    12.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

    12.10 GUARANTY BY COMPANY. The Company unconditionally and irrevocably guarantees to the Limited Partners the performance by the General Partner and GTA LP of the respective obligations of the General Partner and GTA LP under this Agreement. This guaranty is exclusively for the benefit of the Limited Partners and shall not extend to the benefit of any creditor of the Partnership.


                     (Remainder of Page Intentionally Left Blank)

         IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this First Amended and Restated Agreement of Limited Partnership, all as of the 12th day of February, 1997.

                        GENERAL PARTNER

                        GTA GP, INC., a
                        Maryland corporation


                        By:  /s/ David J. Dick
                             --------------------------
                        Its:
                             --------------------------


                        LIMITED PARTNERS

                        GTA LP, INC., a
                        Maryland corporation


                        By:  /s/ David J. Dick
                             --------------------------
                        Its:
                             --------------------------

                        GOLF LEGENDS, LTD.
                        a South Carolina corporation


                        By:  /s/ Larry D. Young
                             --------------------------
                        Its: President
                             --------------------------

                        HERITAGE GOLF CLUB, LTD.,
                        a South Carolina corporation


                        By:  /s/ Larry D. Young
                             --------------------------
                        Its: President
                             --------------------------

                        SEASIDE RESORTS, LTD.,
                        a North Carolina corporation


                        By:  /s/ Larry D. Young
                             --------------------------
                        Its: President
                             --------------------------

                        W. BRADLEY BLAIR, II


                             /s/ W. Bradley Blair, II
                             --------------------------





                        DAVID J. DICK


                             /s/ David J. Dick
                             --------------------------





                        JAMES HOPPENRATH


                             /s/ James Hoppenrath
                             --------------------------


                                         51A

                        LEGENDS OF VIRGINIA,
                        a Virginia limited liability company


                        By:  /s/ Larry D. Young
                             --------------------------
                        Its: Manager
                             --------------------------

                        NORTHGATE,
                        a Texas general partnership


                        By:  /s/ Jack a. Thoner
                             --------------------------
                        Its: Managing Partner
                             --------------------------

                        OLDE ATLANTA GOLF CLUB
                        LIMITED PARTNERSHIP,
                        an Illinois limited partnership

                        By:  The Crescent Company, its
                             General Partner
                             --------------------------

                        By:  /s/ E. Neal Trogdon
                             --------------------------
                        Its: President
                             --------------------------

                        BRIGHT'S CREEK DEVELOPMENT
                        COMPANY, L.L.C.,
                        an Alabama limited liability company


                        By:  /s/ Robert S. Craft
                             --------------------------
                        Its: Managing Member
                             --------------------------




    Golf Trust of America, Inc., a Maryland corporation hereby executes this Agreement for the sole purpose of being bound by the provisions of Sections 7.01(c), 8.06, 8.07 and 12.10 hereof.

                        GOLF TRUST OF AMERICA, INC.,
                        a Maryland corporation


                        By:  /s/ David J. Dick
                             --------------------------
                        Its:
                             --------------------------

                                      EXHIBIT A

                                SCHEDULE OF PARTNERS,
              ALLOCATION OF PARTNERSHIP UNITS, PERCENTAGE INTERESTS AND
                  THE AGREED VALUE OF NON-CASH CAPITAL CONTRIBUTIONS


                                           Approximate
                                        Value of non-cash       Partnership     Percentage
Name and address of partners           capital contribution     units issued     interest
----------------------------           --------------------    --------------   ----------
Golf Legends Ltd., Inc.                     $30,647,030           1,532,352       19.05%
    1500 Legends Drive
    Myrtle Beach, SC 29577

Seaside Resorts Ltd.                        $16,129,118             806,456       10.02%
    1500 Legends Drive
    Myrtle Beach, SC 29577

Heritage Golf Club, Ltd., Inc.              $16,031,230             801,561        9.96%
    1500 Legends Drive
    Myrtle Beach, SC 29577

Legends of Virginia LC                      $11,963,738             598,187        7.44%
    1500 Legends Drive
    Myrtle Beach, SC 29577

Northgate                                    $3,797,071             189,854        2.36%
    16450 Northgate Forest Drive
    Houston, TX 77068

Olde Atlanta Golf Club Limited Partnership   $1,444,926             72,246         0.90%
    c/o The Crescent Company
    1580 S. Milwaukee Ave., Suite 208
    Libertyville, IL 60048

Bright's Creek Development Company, LLC      $2,119,005             105,950        1.32%
    104 Cotton Creek Drive
    Gulf Shores, AL 36542

David J. Dick                                                        12,500        0.16%
    190 King Street
    Charleston, SC 29401

W. Bradley Blair, II                                                 12,500        0.16%
    190 King Street
    Charleston, SC 29401

James Hoppenrath                                                      3,750        0.05%
    1213 Basswood Drive, Suite 100
    Naperville, IL 60540

GTA LP, Inc.                                                      3,893,909       48.40%
    190 King Street
    Charleston, SC  29401

GTA GP, Inc.                                                         16,091        0.20%
    190 King Street
    Charleston, SC  29401

Total Partnership units                                           8,045,356      100.00%
                                                                 -----------    --------
                                                                 -----------    --------

                                      EXHIBIT B

                                 INITIAL GOLF COURSES


----------------------------------------------------------------------------
----------------------------------------------------------------------------
NAME OF GOLF COURSE                 CITY                     STATE
----------------------------------------------------------------------------
----------------------------------------------------------------------------
1.  The Legends Complex             Myrtle Beach             South Carolina
----------------------------------------------------------------------------
2.  Heritage Golf Club              Pawleys Island           South Carolina
----------------------------------------------------------------------------
3.  Oyster Bay                      Sunset Beach             North Carolina
----------------------------------------------------------------------------
4.  Royal New Kent                  Providence Forge         Virginia
----------------------------------------------------------------------------
5.  Stonehouse Golf Club            Toano                    Virginia
----------------------------------------------------------------------------
6.  Northgate Country Club          Houston                  Texas
----------------------------------------------------------------------------
7.  Olde Altanta Golf Club          Suwanee                  Georgia
----------------------------------------------------------------------------
8.  The Woodlands                   Gulf Shores              Alabama
----------------------------------------------------------------------------
----------------------------------------------------------------------------

                                      EXHIBIT C

                        NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.05 of the First Amended and Restated Agreement of Limited Partnership (the "Agreement") of Golf Trust of America, L.P., the undersigned hereby irrevocably (i) presents for redemption ________ units of limited partnership interest ("Units") in Golf Trust of America, L.P. (the "Partnership") in accordance with the terms of the Agreement and the "Redemption Right" referred to in Section 8.05 thereof, (ii) surrenders such Units and all right, title and interest therein, (iii) surrenders herewith any certificate or other writing evidencing the Units (and requests that any Units so evidenced that are not redeemed be evidenced by the issuance of a new certificate or writing) and (iv) directs that the "Cash Amount" or "REIT Shares Amount" (as determined by the General Partner), as defined in the Agreement, deliverable upon exercise of the Redemption Rights be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

                                 Dated:
                                       -----------
                              Name of Limited Partner:

                           ------------------------------
                           (Signature of Limited Partner)

                           ------------------------------
                                 (Mailing Address)

                           ------------------------------
                             (City) (State) (Zip Code)

                              Signature Guaranteed by:


                           ------------------------------

                     If REIT Shares are to be issued, issue to:

                               ---------------------
                               ---------------------
                               ---------------------

                Please insert social security or identifying number:

                               ---------------------


                                        C-1